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                                                                    EXHIBIT 23.2


              [RYDER SCOTT COMPANY PETROLEUM ENGINEERS LETTERHEAD]

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        As independent petroleum engineers, we hereby consent to the use of our name in the Annual Report on Form 10-K of Hugoton Energy Corporation for the year ended December 31, 1996. We further consent to the inclusion of our estimate of reserves and present value of future net reserves at December 31, 1994, 1995 and 1996 in such Annual Report.



                                        /s/ RYDER SCOTT COMPANY
                                            PETROLEUM ENGINEERS
                                            -----------------------------
                                            RYDER SCOTT COMPANY
                                            PETROLEUM ENGINEERS


Houston, Texas
February 20, 1997